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EXHIBIT 23.1 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8: File Nos. 333-60141, 333-86865, 333-40458 and 333-36672.


ARTHUR ANDERSEN LLP

Rochester, New York
March 8, 2001